FORM 8-A

                             Washington, D.C. 20549

                For registration of certain classes of securities
                     Pursuant to section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                             HENNESSY ADVISORS, INC.
             (Exact name of registrant as specified in its charter)

      California                                            68-0176227
(State of incorporation                                   (I.R.S. Employer
    or organization)                                      Identification No.)


750 Grant Avenue, Suite 100, Novato, CA                         94945
(Address of principal executive offices)                      (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class                Name of each exchange on which
            to be so registered                Each class is to be registered

                 None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|


Securities Act registration statement file number to which this form relates:
         (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act.

                           Common Stock, no par value
                                (Title of class)




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Item 1.  Description of Registrant's Securities to be Registered.

         The Registrant hereby incorporates by reference herein the description of the Registrant's Common Stock in the Prospectus contained in the Registrant's Registration Statement on Form SB-2, as filed with the Securities and Exchange Commission on August 6, 2001 under Commission File No. 333-66970 (as amended from time to time, the "Registration Statement"). The form of the Company's Amended and Restated Articles of Incorporation and Amended and Restated By-laws are filed as Exhibit 3.1 and 3.2, respectively, to the Registration Statement.

Item 2.  Exhibits

         The following exhibits are filed as part of this registration statement.

          2(a)        Amendment No. 4 to the Registration Statement (File No.
                      333-66970), as filed with the Securities and Exchange
                      Commission on November 20, 2001 and incorporated by
                      reference herein.
          2(b)        Amended and Restated Articles of Incorporation.1
          2(c)        Amended and Restated Bylaws.2
          2(d)        Copy of form of stock certificate for the Registrant's
                      Common Stock.











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         1  Incorporated herein by reference to Exhibit 3.1 of the Registration
Statement No. 333-66970 filed with the Securities and Exchange Commission on August 6, 2001, as amended.

         2 Incorporated herein by reference to Exhibit 3.2 of the Registration Statement No. 333-66970 filed with the Securities and Exchange Commission on August 6, 2001, as amended.




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


                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  June 14, 2002
                                       HENNESSY ADVISORS, INC.



                                       By:   /s/ Neil J. Hennessy
                                          --------------------------------------

                                       Name:  Neil J. Hennessy

                                       Its:  President and Chief Executive
                                             Officer





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